SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934
Date of Report (Date of earliest event reported):
December 31, 2003

OPTIMARK HOLDINGS, INC.
Exact name of registrant as specified in its charter)

Delaware			000-30527			  22-3730995
(State or other  (Commission File Number) 	(IRS Employer
jurisdiction of 						Identification No.)
incorporation)

1114 Avenue of the Americas, 22nd Floor,
New York, New York 10036
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code:
(212) 575-9314

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On December 31, 2003, the Board of Directors of OptiMark Holdings, Inc. (the "Board") increased the size of the Board to six (6) persons. The Board then elected David Melman, Alex Penly and Stuart Warren as new members of the Board. Following the election of the new directors, William A. Lupien and Ronald Fisher resigned from the Board.

Item 7. Financial Statements and Exhibits

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              	OPTIMARK HOLDINGS, INC.
						By: _____________________
						Name:  Robert J. Warshaw
						Title:  President and Chief
						Executive Officer

Date: January 5, 2004